Exhibit 23.5

CONSENT OF JONES LANG LASALLE AMERICAS INC.

We hereby consent to the (1) use, or incorporation by reference, of our name in the Registration Statement (including without limitation under the headings “Prospectus Summary,” “Industry and Market Overview” and “Experts”) to be filed by Janus Living, Inc., a Maryland corporation (the “Company”), on Form S-11 and the related prospectus and any amendments or supplements thereto (collectively, the “Registration Statement”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), (2) references to and inclusion or incorporation by reference of the information derived from the market study (the “market study”) prepared by Jones Lang LaSalle Americas, Inc. for the Company in, and making the information derived from the market study part of, the Registration Statement, including without limitation under the headings “Prospectus Summary,” “Industry and Market Overview” and “Experts” and (3) filing of this consent as an exhibit to the Registration Statement.

Dated: March 19, 2026

JONES LANG LASALLE AMERICAS INC.

By:	/s/ Lauro Ferroni
Name:	Lauro Ferroni
Title:	Senior Director